SCHEDULE I

EXECUTIVE OFFICERS AND DIRECTORS OF
REPORTING PERSONS

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America Corporation.  The business address of each of the executive officers and directors of Bank of America Corporation is Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Bank of America Corporation	Principal Occupation
Brian T. Moynihan	Chief Executive Officer, President and Director	Chief Executive Officer and President of Bank of America Corporation
David C. Darnell	Co-Chief Operating Officer	Co-Chief Operating Officer of Bank of America Corporation
Terrence P. Laughlin	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation
Gary G. Lynch	Global General Counsel and Head of Compliance and Regulatory Relations	Global General Counsel and Head of Compliance and Regulatory Relations of Bank of America Corporation
Thomas K. Montag	Co-Chief Operating Officer	Co-Chief Operating Officer of Bank of America Corporation
Bruce R. Thompson	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation
Sharon L. Allen	Director	Former Chairman of Deloitte LLP
Susan S. Bies	Director	Former Member, Board of Governors of the Federal Reserve System
Jack O. Bovender, Jr.	Director	Former Chairman and Chief Executive Officer of HCA Inc.
Frank P. Bramble, Sr.	Director	Former Executive Officer, MBNA Corporation
Pierre de Weck1	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank
Arnold W. Donald	Director	Former President and Chief Executive Officer, The Executive Leadership Council
Charles K. Gifford	Director	Former Chairman of Bank of America Corporation
Charles O. Holliday, Jr.	Chairman of the Board	Chairman of the Board of Bank of America Corporation
Linda P. Hudson	Director	President and Chief Executive Officer of BAE Systems, Inc.
Monica C. Lozano	Director	Chairman and Chief Executive Officer, ImpreMedia, LLC
Thomas J. May	Director	President and Chief Executive Officer of Northeast Utilities
Lionel L. Nowell, III	Director	Former Senior Vice President and Treasurer, PepsiCo Inc.
Clayton S. Rose	Director	Professor of Management Practice, Harvard Business School
R. David Yost	Director	Former Chief Executive Officer of AmerisourceBergen Corp.

1 Mr. de Weck is a citizen of Switzerland.

The following sets forth the name and present principal occupation of each executive officer and director of Banc of America Preferred Funding Corporation.  The business address of each of the executive officers and directors of Banc of America Preferred Funding Corporation is 214 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Banc of America Preferred Funding Corporation	Principal Occupation
John J. Lawlor	Director and President	Managing Director, Municipal Markets and Public Sector Banking Executive of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Bank of America, N.A.
Margaret Scopelianos	Director and Managing Director	Managing Director, Public Sector Banking Executive of Bank of America, National Association
Edward J. Sisk	Director and Managing Director	Managing Director, Public Finance Executive of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
Edward H. Curland	Director and Managing Director	Managing Director, Municipal Markets Executive for Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
David A. Stephens	Director and Managing Director	Managing Director, Executive for Public Finance and Public Sector Credit Products of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
James E. Nacos	Managing Director	Managing Director, Municipal Markets Senior Trader of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
Mona Payton	Managing Director	Managing Director, Municipal Markets Executive for Short-Term Trading of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A.
John B. Sprung	Director	Corporate Director